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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-16 (Nos. 2-51894, 2-55664, 2-63470 and 2-75654), (ii)
Form S-8 (Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443,
33-54555, 333-08059, 333-08087, 333-60839, 333-42178 and 333-53908) and (iii)
Form S-3 (Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091,
33-46999, 33-54317, 33-69432, 333-04385, 333-40869, 333-44421, 333-55921,
333-68257, 333-54896, 333-55866 and 333-91257) of Kinder Morgan, Inc. of our
report dated February 15, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K, and of our report dated February 15, 2002 relating to the financial statements and financial statement schedule of Kinder Morgan Energy Partners, L.P., which appears in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K which is incorporated by reference in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 19, 2002